Exhibit 99: Additional Filer Information
Douglas Family Trust
125 E. Sir Francis Drake Blvd., Ste 400
Larkspur, CA 94939
James Douglas and Jean Douglas Irrevocable Descendants’ Trust
125 E. Sir Francis Drake Blvd., Ste 400
Larkspur, CA 94939
James E. Douglas III
125 E. Sir Francis Drake Blvd., Ste 400
Larkspur, CA 94939